UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) or (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                      UICI
             (Exact name of registrant as specified in its charter)

DELAWARE                                   75-2044750
State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                             9151 GRAPEVINE HIGHWAY
                        NORTH RICHLAND HILLS, TEXAS 76180
                                 (817) 255-5200
                    (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:      NONE
                                                                  --------------
If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
  333-131193
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Securities to be registered pursuant to Section 12(g) of the Act:

                CLASS A-2 COMMON STOCK, PAR VALUE $0.01 PER SHARE
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Class A-2 Common Stock, par value $0.01 per share of UICI (the "Registrant") is set forth under the headings "Description of Capital Stock of the Surviving Corporation", "Comparison of Rights of Common Stockholders" and "Summary Comparison Among Rights of Holders of UICI Common Stock Before the Merger and Rights of Holders of Surviving Corporation Common Stock After the Merger" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-131193), as amended and filed with the Securities and Exchange Commission on February 28, 2006, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

           1               Certificate of Incorporation of the Registrant

           2               By-Laws of the Registrant

           3               Specimen stock certificate of class A-2 common stock

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      UICI




Date:    April 5, 2006             By: /s/ Glenn W. Reed
                                       _________________________

                                      Name:      Glenn W. Reed
                                      Title:     Executive Vice President and
                                                 General Counsel